                                                                   EXHIBIT 3.16

                                    BYLAWS
                                      OF
                           SAN FELIPE ENERGY COMPANY
                        AS AMENDED THROUGH MAY 12,1994

                               TABLE OF CONTENTS



ARTICLE I -- OFFICES..................................................1

   Section 1.1 Principal Executive Office.............................1

   Section 1.2 Other Offices..........................................1

ARTICLE II -- SHAREHOLDERS............................................1

   Section 2.1 Meeting Locations......................................1

   Section 2.2 Annual Meetings........................................1

   Section 2.3 Special Meetings.......................................2

   Section 2.4 Notice of Annual or Special Meeting....................2

   Section 2.5 Quorum; Adjournment....................................3

   Section 2.6 Adjourned Meeting and Notice Thereof...................3

   Section 2.7 Voting.................................................3

   Section 2.8 Record Date............................................4

   Section 2.9 Consent of Absentees; Waiver of Notice.................5

   Section 2.10 Action Without Meeting................................5

   Section 2.11 Proxies...............................................5

ARTICLE III -- DIRECTORS..............................................6

   Section 3.1 Powers.................................................6

   Section 3.2 Number of Directors....................................6

   Section 3.3 Election and Term of Office............................7

   Section 3.4 Vacancies..............................................7

   Section 3.5 Place of Meeting.......................................8

   Section 3.6 Organization Meeting...................................8

   Section 3.7 Special Meetings.......................................8

   Section 3.8 Quorum.................................................8

   Section 3.9 Participation in Meetings by Conference
                 Telephone............................................9

   Section 3.10 Waiver of Notice......................................9

   Section 3.11 Adjournment...........................................9

   Section 3.12 Fees and Compensation.................................9

   Section 3.13 Action Without Meeting................................9

ARTICLE IV -- OFFICERS...............................................10

   Section 4.1 Officers..............................................10

   Section 4.2 Election..............................................10

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   Section 4.3 Eligibility of Chairman of the Board or
                 President...........................................10

   Section 4.4 Removal and Resignation...............................10

   Section 4.5 Appointment of Other Officers.........................11

   Section 4.6 Vacancies.............................................11

   Section 4.7 Salaries..............................................11

   Section 4.8 Chairman of the Board.................................11

   Section 4.9 President.............................................11

   Section 4.10 Vice President.......................................12

   Section 4.11 Chief Operating Officer..............................12

   Section 4.12 General Manager......................................12

   Section 4.13 General Counsel......................................12

   Section 4.14 Assistant General Counsel............................12

   Section 4.15 Controller...........................................12

   Section 4.16 Secretary............................................13

   Section 4.17 Assistant Secretary..................................13

   Section 4.18 Secretary Pro Tempore................................13

   Section 4.19 Treasurer............................................13

   Section 4.20 Assistant Treasurer..................................14

   Section 4.21 Performance of Duties................................14

ARTICLE V -- OTHER PROVISIONS........................................14

   Section 5.1 Inspection of Bylaws..................................14

   Section 5.2 Contracts and Other Instruments, Loans, Notes and
                 Deposit of Funds....................................14

   Section 5.3 Representation of Shares of Other Corporations........15

   Section 5.4 Annual Report to Shareholders.........................15

   Section 5.5 Fiscal Year and Subdivisions..........................15

   Section 5.6 Construction and Definitions..........................15

ARTICLE VI -- INDEMNIFICATION........................................16

   Section 6.1 Indemnification of Directors and Officers.............16

   Section 6.2 Indemnification of Employees and Agents...............17

   Section 6.3 Right of Directors and Officers to Bring Suit.........18

   Section 6.4 Successful Defense....................................18

   Section 6.5 Nonexclusivity of Rights..............................18

   Section 6.6 Insurance.............................................18

   Section 6.7 Expenses as a Witness.................................18


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   Section 6.8 Indemnity Agreements..................................19

   Section 6.9 Severability..........................................19

   Section 6.10 Effect of Repeal or Modification.....................19

ARTICLE VII -- AMENDMENTS............................................19

   Section 7.1 Amendments............................................19

                                                                   EXHIBIT 3.16



                                    BYLAWS
                       Bylaws for the regulation, except
                       as otherwise provided by statute
                       or its Articles of Incorporation
                                      of
                           SAN FELIPE ENERGY COMPANY
                        AS AMENDED THROUGH MAY 12, 1994



                             ARTICLE I -- OFFICES

Section 1.1                Principal Executive Office.
                           --------------------------

                  The principal executive office of the corporation is hereby fixed and located at 18101 Von Karman Avenue, Suite 1700, in the City of Irvine, County of Orange, State of California. The Board of Directors (the "Board") is hereby granted full power and authority to change the principal executive office from one location to another.

Section 1.2                Other Offices.
                           -------------

                  Branches or subordinate offices may be established at any time by the Board of Directors or the President at any place within or without the State of California.

                          ARTICLE II -- SHAREHOLDERS

Section 2.1                Meeting Locations.
                           -----------------

                  All meetings of shareholders shall be held at the principal executive office, or at such other office or places within or without the State of California as may be designated by either the Board or by the person or persons giving notice of the meeting pursuant to Section 2.4.

Section 2.2                Annual Meetings.
                           ---------------

                  The annual meeting of shareholders shall be held on the 2nd Thursday in the month of May of each year, at the hour of 10:30 a.m. on said day, or at such other time on such other day as shall be fixed by the Board, to elect directors to hold office for the year next ensuing and until their successors shall be elected, and to consider and act upon such other matters as may lawfully be presented to such meeting; provided, however, that should said day fall upon a legal holiday observed by this corporation, then any such annual meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is a full business day.

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Section 2.3                Special Meetings.
                           ----------------

                  Special meetings of the shareholders may be called at any time by the Board, the Chairman of the Board, if any, the President, the Executive Vice President, if any, the Senior Vice President, if any, or the holders of shares entitled to cast not less than ten percent of the votes at such meeting. Upon request to the Chairman of the Board, if any, the President, the Executive Vice President, the Senior Vice President, the Secretary or Assistant Secretary by any person entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five nor more than sixty days after the receipt of the request. If the notice is not given within twenty days after receipt of the request, the persons entitled to call the meeting may give the notice.

Section 2.4                Notice of Annual or Special Meeting.
                           -----------------------------------

                  Written notice of each annual or special meeting of shareholders shall be given not less than ten nor more than sixty days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but subject to the provisions of applicable law, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the name of nominees intended at the time of the notice to be presented by the Board for election.

                  Notice of a shareholders' meeting or any report to the shareholders shall be given either personally to the recipient or to a person in the office of the recipient or by first-class United States mail, by private mail or messenger service, by telephone facsimile transmission, or by any other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. Such notice or report shall be deemed to have been given at the time when delivered personally, deposited in the United States mail or sent by private mail or messenger service, by telephone facsimile transmission or sent by any other means of written or electronic communication.

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Section 2.5                Quorum; Adjournment.
                           -------------------

                  (a) A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders.

                  (b) Except as provided in subsection (c) below, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Articles.

                  (c) The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

                  (d) In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided in subsection (c) above.

Section 2.6       Adjourned Meeting and Notice Thereof.
                  ------------------------------------

                  Any shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum (except as permitted by applicable law in the case of withdrawals by shareholders to reduce the number remaining to less than a quorum) no other business may be transacted at such meeting.

                  With exceptions under Section 601(d) of the California Corporations Code and any other applicable law, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

Section 2.7                Voting.
                           ------

                  The shareholders entitled to notice of any meeting or to vote at any such meeting shall be only persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 2.8.

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                  Voting shall in all cases be subject to the provisions of
Chapter 7 of the California General Corporation Law, including the following provisions:

                 (a) Shares standing in the name of another corporation, domestic or foreign, may be voted by an officer, agent, or proxyholder as the bylaws of the other corporation may prescribe or, in the absence of such provision, as the Board of the other corporation may determine or, in the absence of that determination, by the chairman of the board, president or any vice president of the other corporation, or by any other person authorized to do so by the chairman of the board, president, or any vice president of the other corporation. Shares which are purported to be voted or any proxy purported to be executed in the name of a corporation (whether or not any title of the person signing is indicated) shall be presumed to be voted or the proxy executed in accordance with the provisions of the California General Corporation Law, unless the contrary is shown.



                 (b) Shares of this corporation owned by its subsidiary shall not be entitled to vote on any matter.


                 (c) Shares of this corporation held by this corporation in a fiduciary capacity, and shares of this corporation held in a fiduciary capacity by its subsidiary, shall not be entitled to vote on any matter, except as follows: (i) to the extent that the settlor or beneficial owner possesses and exercises a right to vote or to give this corporation binding instructions as to how to vote such shares; or (ii) where there are one or more cotrustees who are not affected by the prohibition of this subsection, in which case the shares may be voted by the cotrustees as if it or they are the sole trustees.

Section 2.8.               Record Date.
                           -----------

                  The Board may fix, in advance, a record date for the determination of the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution, or any allotment of any rights or entitled to exercise any rights, in respect of any other lawful action. The record date so fixed shall be not more than sixty days nor less than ten days prior to the date of the meeting nor more than sixty days prior to any other action. When a record date is so fixed, only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date, except as otherwise provided by law or these Bylaws.

Section 2.9                Consent of Absentees; Waiver of Notice.
                           --------------------------------------

                  The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by this division to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, unless otherwise provided in the Articles or Bylaws, except as provided in the California General Corporation Law.

Section 2.10               Action Without Meeting.
                           ----------------------

                  Subject to Section 603 of the California General Corporation Law, any action which, under any provision of the California General Corporation Law, may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Section 2.11               Proxies.
                           -------

                  Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by a written proxy executed by such shareholder and filed with the Secretary. No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless otherwise provided in the proxy.

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                           ARTICLE III -- DIRECTORS

Section 3.1                Powers.
                           ------

                  Subject to any limitations of the Articles, of these Bylaws and of the California General Corporation Law relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the corporation provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board shall have the following powers in addition to the other powers enumerated in these Bylaws:

                  (a) To select and remove all the other officers, agents and employees of the corporation, prescribe the powers and duties for them as may not be inconsistent with law, with the Articles or these Bylaws, fix their compensation and require from them security for faithful service.

                  (b) To conduct, manage and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law, or with the Articles or these Bylaws, as they may deem best.

                  (c) To adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time as in their judgment they deem best.

                  (d) To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful.

                  (e) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

Section 3.2                Number of Directors.
                           -------------------

                  The authorized number of directors shall not be less than three (3) nor more than six (6) until changed by amendment of the Articles or by a Bylaw duly adopted by the shareholders.

The exact number of directors shall be fixed, within the limits specified, by the Board or the shareholders in the same manner provided in these Bylaws for the amendment thereof. The exact number of authorized directors shall be six
(6) until changed as provided in these Bylaws.

Section 3.3                Election and Term of Office.
                           ---------------------------

                  The directors shall be elected at each annual meeting of the shareholders, but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Each director shall hold office until the next annual meeting and until a successor has been elected and qualified.

Section 3.4                Vacancies.
                           ---------

                  Any director may resign effective upon giving written notice to the Chairman of the Board, if any, the President, the Secretary, or the Board, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

                  Vacancies in the Board, except those existing as a result of a removal of a director, may be filled by a majority of the remaining directors, whether or not less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting and until such director's successor has been elected and qualified. Vacancies existing as a result of a removal of a director may be filled by the shareholders as provided by law.

                  A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

                  The shareholders may elect a director or directors at any time to fill any vacancy not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote. If the Board accepts the resignation of a director tendered to take effect at a future time, the Board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

                  No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director's term of office.

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Section 3.5                Place of Meeting.
                           ----------------

                  Regular or special meetings of the Board shall be held at any place within or without the State of California which has been designated from time to time by the Board or as provided in these Bylaws. In the absence of such designation, regular meetings shall be held at the principal executive office.

Section 3.6                Organization Meeting.
                           --------------------

                  Promptly following each annual meeting of shareholders the Board shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business.

Section 3.7                Special Meetings.
                           ----------------

                  Special meetings other than organization meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, if any, the President, any Executive Vice President, Senior Vice President, the Secretary, an Assistant Secretary or by any two directors.

                  Such meetings of the Board shall be held upon four days' written notice by mail or forty-eight hours' notice given personally or by telephone, telephone facsimile transmission, telegraph, telex or other similar means of communication. Any such notice shall be addressed or delivered to each director at such director's address as it is shown upon the records of the corporation or as may have been given to the corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. The notice need not specify the purpose of such meeting.

                  Notice by first-class mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, postage prepaid or sent by private mail or messenger service. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient, to a person in the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient, delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person, by telephone to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

Section 3.8                Quorum.
                           ------

                  One-third of the maximum number of authorized directors constitutes a quorum of the Board for the transaction of

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business, except to adjourn as provided in Section 3.11 of this Article. As defined in Article III, Section 3.2, the maximum number of authorized directors is six. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number is required by law or by the Articles; provided, however, that a meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 3.9                Participation in Meetings by Conference Telephone.
                           -------------------------------------------------

                  Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.
Such participation constitutes presence in person at such meeting.

Section 3.10               Waiver of Notice.
                           ----------------

                  The transactions of any meeting of the Board, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 3.11               Adjournment.
                           -----------

                  A majority of the directors present, whether or not a quorum is present, may adjourn any directors' meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place is fixed at the meeting adjourned. If the meeting is adjourned for more than twenty-four hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 3.12               Fees and Compensation.
                           ---------------------

                  Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board.

Section 3.13               Action Without Meeting.
                           ----------------------

                  In accordance with the provisions of Section 307(8)(b) of the California General Corporation Law, any action required or

                                      9




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permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall have the same force and effect as a unanimous vote of the Board and shall be filed with the minutes of the proceedings of the Board.


                            ARTICLE IV -- OFFICERS

Section 4.1                Officers.
                           --------

                  The officers of the corporation shall be a President, Vice President, a Controller, a Secretary and a Treasurer. The corporation may also have, at the discretion of the Board, a Chairman of the Board, one or more additional Vice Presidents, a Chief Operating Officer, a General Manager, General Counsel, one or more Assistant General Counsels, one or more Assistant Controllers, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 4.5 of this Article.

Section 4.2                Election.
                           --------

                  The officers of the corporation, except such officers as may be elected or appointed in accordance with the provisions of Section 4.5 or
Section 4.6 of this Article, shall be chosen annually by, and shall serve at the pleasure of the Board, and shall hold their respective offices until their resignation, removal, or other disqualification from service, or until their respective successors shall be elected.

Section 4.3                Eligibility of Chairman of the Board or President.
                           -------------------------------------------------

                  No person shall be eligible for the office of Chairman of the Board, if there shall be such an officer, or President unless such person is a member of the Board of the corporation; any other officer may or may not be a director.

Section 4.4                Removal and Resignation.
                           -----------------------

                  Any officer may be removed, either with or without cause, by the Board at any time or by any officer upon whom such power of removal may be conferred by the Board. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer.

                  Any officer may resign at any time by giving written notice to the corporation, but without prejudice to the rights, if any, of the corporation under any contract of employment to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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Section 4.5                 Appointment of Other Officers.
                            -----------------------------

                  The Board may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in the Bylaws or as the Board may from time to time determine. Notwithstanding the job title for such person, no employee or other representative of this corporation shall be an officer of this corporation unless elected by the Board.

Section 4.6                Vacancies.
                           ---------

                  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

Section 4.7                Salaries.
                           --------

                  The salaries of the Chairman of the Board, if any, President, General Manager, if any, Vice Presidents, Controller, Treasurer and Secretary of the corporation shall be fixed by the Board. Salaries of all other officers shall be approved from time to time by the chief executive officer.

Section 4.8                Chairman of the Board.
                           ---------------------

                  The Chairman of the Board, if there shall be such an officer, shall preside at all meetings of the Board, and shall exercise such powers and perform such duties as from time to time may be conferred upon or assigned to him by the Board or the Bylaws.

Section 4.9                President.
                           ---------

                  Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the corporation and has, subject to the control of the Board, general supervision, direction, and control of the business and affairs of the corporation. The President shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board or if there be none, at all meetings of the Board. The President has the general powers and duties of management usually vested in the office of president of a corporation and has such other powers and duties as may be prescribed by the Board or the Bylaws. The President may designate from time to time the titles which the employees or other representatives of this corporation shall use, including the appointment of agent for service of process. Without limiting the foregoing, the President may designate one or more employees as regional vice-presidents.

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Section 4.10               Vice President.
                           --------------

                  In the absence or disability of the President, the Vice Presidents in order of their rank shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon the President. The Board of Directors may establish the order of rank of the Vice Presidents. In the absence of such ranking, the Vice Presidents shall be ranked as follows: Executive Vice President (if any), Senior Vice President (if any). Vice Presidents holding identical titles shall be ranked in order of election to that office by the Board.

Section 4.11               Chief Operating Officer.
                           -----------------------

                  The Chief Operating Officer, if there shall be such an officer, must be a vice president of the corporation and shall be subject to the exercise of the general powers of supervision, direction and control of the business and officers of the corporation by the President, and supervise the operations of the corporation.

Section 4.12               General Manager.
                           ---------------

                  The General Manager, if there shall be such an officer, must be a vice president of the corporation and shall, subject to the exercise of the general powers of supervision, direction and control by the President, or the Chief Operating Officer, if any, shall manage the operations of the corporation. In the absence of the Chief Operating Officer, the General Manager shall perform all the duties of the Chief Operating Officer and when so acting shall have all the powers of, and be subject to, all the restrictions upon the Chief Operating Officer.

Section 4.13               General Counsel.
                           ---------------

                  The General Counsel shall be the chief consulting officer of the corporation in all legal matters and, subject to the President, shall have control over all matters of legal import concerning the corporation.

Section 4.14               Assistant General Counsel.
                           -------------------------

                  One or more Assistant General Counsels, if any, shall perform such of the duties of the General Counsel as the General Counsel may designate, and in the absence or disability of the General Counsel, any Assistant General Counsel, in order of election to that office by the Board, shall perform the duties of the General Counsel.

Section 4.15               Controller.
                           ----------

                  The Controller shall be the chief accounting officer of the corporation and shall have control over all accounting

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matters concerning the corporation and shall perform such other duties as the
President or General Manager shall designate.

Section 4.16               Secretary.
                           ---------

                  The Secretary shall keep or cause to be kept, at the principal executive office and such other place as the Board may order, a book of minutes of all meetings of the shareholders, the Board, and its committees, and a share register or a duplicate share register.

                  The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board and any committees thereof required by the Bylaws or by law to be given, shall keep the seal of the corporation in safe custody, shall from time to time issue such corporate secretarial certificates as may be required for the business and affairs of the corporation, and shall have such other general powers and duties of management usually vested in the office of secretary of a corporation and as may be prescribed by the Board, the President or the Bylaws.

Section 4.17               Assistant Secretary.
                           -------------------

                  One or more Assistant Secretaries, if any, shall perform such of the duties of the Secretary as the Secretary shall designate, and in the absence or disability of the Secretary, any Assistant Secretary, in order of election to that office by the Board shall perform the duties of the Secretary.

Section 4.18               Secretary Pro Tempore.
                           ---------------------

                  At any meeting of the Board or of the shareholders from which the Secretary and Assistant Secretary are absent, a Secretary pro tempore may be appointed by the Board of Directors or shareholders as appropriate and act.

Section 4.19               Treasurer.
                           ---------

                  The Treasurer is the chief financial officer of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation. The books of account shall at all times be open to inspection by any director.

                  The Treasurer shall deposit, or cause to be deposited, all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors pursuant to Section 5.2. The Treasurer shall disburse or cause to be disbursed, the funds of the corporation as may be ordered by the President or the General Manager, shall render to the President, the General Manager or the directors, whenever they request it, an account of all transactions as Treasurer and of the financial condition of the

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corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board, or the Bylaws.

Section 4.20               Assistant Treasurer.
                           -------------------

                  One or more Assistant Treasurers, if any, shall perform such of the duties of the Treasurer as the Treasurer shall designate, and in the absence or disability of the Treasurer, any Assistant Treasurer, in order of election to that office by the Board, shall perform the duties of the Treasurer.

Section 4.21               Performance of Duties.
                           ---------------------

                  Officers shall perform the duties of their respective offices as stated in these Bylaws, and such additional duties as the Board shall designate.

                         ARTICLE V -- OTHER PROVISIONS

Section 5.1                Inspection of Bylaws.
                           --------------------

                  The corporation shall keep in its principal executive office the original or a copy of these Bylaws, as amended to date, which shall be open to inspection by shareholders at all reasonable times during office hours.

Section 5.2                Contracts and Other Instruments, Loans, Notes and
                           Deposit of Funds.
                           -------------------------------------------------

                  The Chairman of the Board, if any, the President and any Vice President of this corporation, either alone or with the Secretary or an Assistant Secretary, shall execute in the name of the corporation such written instruments as may be authorized by the Board and, without special direction of the Board, such instruments as transactions of the ordinary business of the corporation may require and, such officers without the special direction of the Board may authenticate, attest or countersign any such instruments when deemed appropriate. The Board may authorize any person, persons, entity, entities, attorney, attorneys, attorney-in-fact, attorneys-in-fact, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

                  No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by resolution of the Board as it may direct. Such authority may be general or confined to specific instances.

                  All checks, drafts, or other similar orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in

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


such manner as the Board, Chief Executive Officer or Treasurer may direct.

                  Unless authorized by the Board or these Bylaws, no officer, agent, employee or any other person or persons shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

                  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board may direct.

Section 5.3                Representation of Shares of Other Corporations.
                            ---------------------------------------------

                  The President or any other officer or officers authorized by the Board or the President are each authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

Section 5.4                Annual Report to Shareholders.
                           -----------------------------

                  The annual report to shareholders referred to in Section 1501 of the California General Corporation Law is expressly waived, but nothing herein shall be interpreted as prohibiting the Board from issuing annual or other periodic reports to shareholders.

Section 5.5                Fiscal Year and Subdivisions.
                           ----------------------------

                  The calendar year shall be the corporate fiscal year of the corporation. For the purpose of paying dividends, for making reports and for the convenient transaction of the business of the corporation, the Board may divide the fiscal year into appropriate subdivisions.

Section 5.6                Construction and Definitions.
                           ----------------------------

                  Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the General Provisions of the California Corporations Code and in the California General Corporation Law shall govern the construction of these Bylaws.

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


                         ARTICLE VI -- INDEMNIFICATION

Section 6.1                Indemnification of Directors and Officers.
                           -----------------------------------------

                  Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, formal or informal, whether brought in the name of the corporation or otherwise and whether of a civil, criminal, administrative or investigative nature (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of this corporation or is or was serving at the request of this corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is an alleged action or inaction in an official capacity or in any other capacity while serving as a director or officer shall, subject to the terms of any agreement between this corporation and such person, be indemnified and held harmless by this corporation to the fullest extent permissible under California law and this corporation's Articles of Incorporation, against all costs, charges, expenses, liabilities, and losses (including attorneys' fees, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, that (A) this corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of this corporation other than a suit permitted by Section 6.3; (B) this corporation shall indemnify any such person seeking indemnification in connection with settlement of a proceeding (or part thereof) other than a proceeding by or in the name of this corporation to procure a judgment in its favor only if any settlement of such a proceeding is approved in writing by this corporation;
(C) that no such person shall be indemnified (i) except to the extent that the aggregate of losses to be indemnified exceeds the amount of such losses for which the director or officer is paid pursuant to any directors' and officers' liability insurance policy maintained by the corporation; (ii) on account of any suit in which judgment is rendered against such person for an accounting of profits made from the purchase or sale by such person of securities of this corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state, or local statutory law; (iii) if a court of competent jurisdiction finally determines that any indemnification hereunder is unlawful; and (iv) as to circumstances in which indemnity is expressly prohibited by Section 317 of the General Corporation Law of California (the

"Law"); and (D) that no such person shall be indemnified with regard to any action brought by or in the right of this corporation for breach of duty to this corporation and its shareholders (a) for acts or omissions involving intentional misconduct or knowing and culpable violation of law; (b) for acts or omissions that the director or officer believes to be contrary to the best interests of this corporation or its shareholders or that involve the absence of good faith on the part of the director or officer; (c) for any transaction from which the director or officer derived an improper personal benefit; (d) for acts or omissions that show a reckless disregard for the director's or officer's duty to this corporation or its shareholders in circumstances in which the director or officer was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to this corporation or its shareholders; (e) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's or officer's duties to this corporation or its shareholders; and (f) for costs, charges, expenses, liabilities, and losses arising under
Section 310 or 316 of the Law. The right to indemnification conferred in this Article shall include the right to be paid by this corporation expenses incurred in defending any proceeding in advance of its final disposition; provided, however, that if the Law permits the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, such advances shall be made only upon delivery to this corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts to this corporation if it shall be ultimately determined that such person is not entitled to be indemnified."

Section 6.2                Indemnification of Employees and Agents.
                           ---------------------------------------

                  A person who was or is a party or is threatened to be made a party to or is involved in any proceeding by reason of the fact that he or she is or was an employee or agent of this corporation or is or was serving at the request of this corporation as an employee or agent of another enterprise, including service with respect to employee benefit plans, whether the basis of such action is an alleged action or inaction in an official capacity or in any other capacity while serving as an employee or agent, may, subject to the terms of any agreement between this corporation and such person, be indemnified and held harmless by this corporation to the fullest extent permitted by California law and this corporation's Articles of Incorporation, against all costs, charges, expenses, liabilities, and losses, (including attorneys' fees, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith.

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Section 6.3                Right of Directors and Officers to Bring Suit.
                           ---------------------------------------------

                  If a claim under Section 6.1 of this Article is not paid in full by this corporation within 30 days after a written claim has been received by this corporation, the claimant may at any time thereafter bring suit against this corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. Neither the failure of this corporation (including its Board, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met the applicable standard of conduct, if any, nor an actual determination by this corporation (including its Board, independent legal counsel, or its shareholders) that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption for the purpose of an action that the claimant has not met the applicable standard of conduct.

Section 6.4                Successful Defense.
                           ------------------

                  Notwithstanding any other provisions of this Article, to the extent that a director or officer has been successful on the merits in defense of any proceeding referred to in Section 6.1 or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

Section 6.5                Nonexclusivity of Rights.
                           ------------------------

                  The right to indemnification provided by this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, agreement, vote of shareholders, or disinterested directors, or otherwise.

Section 6.6                Insurance.
                           ---------

                  This corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of this corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not this corporation would have the power to indemnify such person against such expense, liability, or loss under the Law.

Section 6.7                Expenses as a Witness.
                           ---------------------

                  To the extent that any director, officer, employee, or agent of this corporation is, by reason of such position or a position with another entity at the request of this corporation, a witness in any action, suit, or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.

Section 6.8                Indemnity Agreements.
                           --------------------

                  This corporation may enter into agreements with any director, officer, employee, or agent of this corporation providing for indemnification to the fullest extent permissible under the Law and this corporation's Articles of Incorporation.

Section 6.9                Severability.
                           ------------

                  Each and every paragraph, sentence, term, and provision of this Article is separate and distinct so that if any paragraph, sentence, term, or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of any other paragraph, sentence, term, or provision hereof. To the extent required, any paragraph, sentence, term, or provision of this Article may be modified by a court of competent jurisdiction to preserve its validity and to provide the claimant with, subject to the limitations set forth in this Article and any agreement between this corporation and claimant, the broadest possible indemnification permitted under applicable law.

Section 6.10               Effect of Repeal or Modification.
                           --------------------------------

                  Any repeal or modification of this Article shall not adversely affect any right of indemnification of a director or officer existing at the time of such repeal or modification with respect to any action or omission occurring prior to such repeal or modification.

                           ARTICLE VII -- AMENDMENTS

Section 7.1                Amendments.
                           ----------

                  In accordance with Section 211 and subject to the provisions contained in Section 212 of the California Corporation Law, these Bylaws may be amended or repealed either by approval of the outstanding shares or by the approval of the Board; provided, however, that a Bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable Board or vice versa may only be adopted by approval of the outstanding shares. The exact number of directors within the maximum and minimum number specified in these Bylaws may be amended by the Board alone.

                                [End of Bylaws]

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